EXHIBIT 99.1

Lowell Farms Announces Proposed Debt Settlement, Asset Sale, and Financing

SALINAS, Calif., March 15, 2023 (GLOBE NEWSWIRE) -- Lowell Farms Inc. (“Lowell Farms” or the “Company”) (CSE:LOWL; OTCQX:LOWLF), a leading, vertically integrated, California-based cannabis company, announces that it has entered into a binding letter of intent (“LOI”) with the Company’s existing noteholders. The Company has agreed to sell its “Lowell Smokes” and “35s” brands and associated intellectual property to Lowell Brands LLC, a newly formed Delaware limited liability company (“BrandCo”) and to assign the related license agreements and material contracts. In return, the noteholders have agreed to forgive all indebtedness owing under the Debentures (as defined herein) (the “Transaction”).

Background
As disclosed on January 12, 2023, the Company formed a special committee of independent directors (the “Special Committee”), composed of Ann Lawrence and Summer Frein, to evaluate strategic and financial alternatives. The Special Committee retained Canaccord Genuity Corp. as its financial advisor to assist in the review.

The Special Committee undertook a range of activities to enhance the Company’s working capital position, including a reduction of the Company’s workforce as well as renegotiating contract terms with landlords, customers, suppliers, and trade creditors. The Special Committee also considered strategic alternatives to address the pending maturity of the Company’s senior secured convertible debentures issued in April 2020 (the “2020 Debentures”) and August 2022 (the “2022 Debentures”, and together with the 2020 Debentures, the “Debentures”), which mature in October 2023, at which time an aggregate amount of approximately $23,675,651 comprised of principal and interest would be due and payable.

During this process, the Special Committee received a proposal from the Company’s chairman, George Allen, on behalf of Geronimo Capital, LLC, as collateral agent of the Debentures, to settle the Debenture obligations by way of an asset transfer and share issuance. The Special Committee, together with its advisors, negotiated the debt settlement terms, which ultimately resulted in the execution of the LOI. The Special Committee has concluded that there are no viable alternatives available on commercially reasonable terms that would be more likely to improve the financial situation of the Company as compared to the proposed Transaction, the net effect of which will be to eliminate all amounts owing pursuant to the Debentures.

Transaction Details
The LOI sets out the general terms of the Transaction and the parties have agreed to negotiate the precise terms and conditions of the Transaction in good faith and to enter into definitive agreements on the closing of the Transaction which is expected to occur on or before March 31, 2023; provided however, the Company is not subject to an exclusivity provision and may solicit, initiate, entertain, or accept other offers.

Details of the Transaction are set forth below:

  The Company will be relieved of all amounts outstanding under the Debentures which includes the warrants to acquire an aggregate of approximately 212 million subordinate voting shares of the Company.
  The Company will sell BrandCo all intellectual property arising out of or relating to the “Lowell Smokes” and “35s” brands and assign any existing, out-of-state license agreements (the “Assigned Contracts”) relating to the “Lowell” brand to BrandCo.
  BrandCo will acquire approximately 100 million shares of the Company’s subordinate voting shares representing in the aggregate shares of the Company equal to no more than 49% of the then issued and outstanding number of subordinate voting shares.
  The Company will receive future payments equal to 15% of net revenue received by BrandCo in connection with the Assigned Contracts for a period of six months following the Closing Date.
  The Company will receive a 42-month exclusive license agreement for use of the “Lowell Smokes” and “35s” brands within the State of California.

Closing of the proposed Transaction will be subject to satisfaction of customary closing conditions with transactions of this nature.

“Throughout this process, our goal has been to reach the best outcome for the benefit of the Company, our team of employees, and our shareholders,” says Lowell Farms’ newly elected Chairperson of the Board, Ann Lawrence. “When this transaction closes, I believe Lowell Farms will be uniquely positioned to capitalize on market opportunities in the industry. I look forward to working with our team to maximize the potential of the Company, drive shareholder value, and move forward on the path of longevity.”

The subordinate voting shares will be subject to resale restrictions under applicable US and Canadian securities laws.

Related Party Transaction
Geronimo Capital, LLC, an entity controlled by George Allen, Chairman of the Board who is also a “control person” of the Company (as such term is defined in applicable securities laws), is the collateral agent in respect of the 2020 Debentures and is also a “control person” of BrandCo. Brian Shure is also a collateral agent in respect of the 2020 Debentures and a “control person” of BrandCo. As such, the Transaction will constitute a “related party transaction” within the meaning of Multilateral Instrument 61-101 - Protection of Minority Shareholders in Special Transactions (“MI 61-101”). In the absence of exemptions, the Company would be required to obtain a formal valuation for, and minority shareholder approval of, the “related party transaction.” For the Transaction, the Company intends to rely on the exemption from the formal valuation requirements of MI 61-101 contained in section 5.5(b) of MI 61-101 on the basis that no securities of the Company are listed on a specified market set out in such section, and the Company intends to rely on the exemption from the minority shareholder approval requirements of MI 61-101 contained in Section 5.7(1)(e) of MI 61-101 on the basis of meeting the financial hardship exemption requirements.

The Board members who are independent of Geronimo Capital, LLC and Mr. Allen have determined, acting in good faith, that given the Company’s present circumstances as described above, the terms of the Transaction are reasonable, and the Company is eligible for the minority approval exemption of MI 61-101.

In the coming days, a material change report will be filed under the Company’s profile at www.sedar.com in connection with the Transaction. In light of the Company’s financial situation, closing is expected to proceed on the Closing Date, which will be before the expiration of 21 days from the date of filing of the material change report, a delay contemplated in section 5.2(2) of MI 61-101. This shorter period is reasonable and necessary in the circumstances to improve the Company’s financial situation as soon as practicable.

For the same reasons, and given the cost involved (which the Company is unable to bear), the Company does not intend to obtain a fairness opinion, which would delay closing of the Transaction and the Company’s plans to address its current financial situation.

"This transaction is an important step for the future of Lowell Farms as it allows for the relatively seamless continuity of business while resolving the need for incremental capital as well as impending debt maturities," said George Allen of Geronimo Capital, LLC. "The team at Lowell Farms is the best in the business and our partnership with them is as strong as it has ever been."

Board Changes
Effective today, George Allen has resigned from the Board and Ann Lawrence has been appointed Chair of the Board. The Company extends its thanks to Mr. Allen for his service and wishes him well on his future endeavors.

ABOUT LOWELL FARMS INC.
Lowell Farms Inc. (CSE:LOWL; OTCQX:LOWLF) (the “Company”) is a California-based cannabis company with advanced production capabilities supporting every step of the supply chain, including cultivation, extraction, manufacturing, brand sales, marketing, and distribution. Lowell Farms grows artisan craft cannabis with a deep love and respect for the plant, and prides itself on using sustainable materials – from seed to sale – to produce an extensive portfolio of award-winning originals, including Lowell Herb Co, House Weed, MOON, and Kaizen, for licensed retailers statewide.

Lowell Farms Inc. Media Contact
pr@lowellfarms.com

Lowell Farms Inc. Investor Relations Contact
Bill Mitoulas
416.479.9547
ir@lowellfarms.com

Lowell Farms Inc. Company Contact
Mark Ainsworth
408.605.2774
ir@lowellfarms.com

Forward-Looking Information and Statements
This news release contains certain "forward-looking information" within the meaning of applicable Canadian securities legislation and may also contain statements that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking information and forward-looking statements are not representative of historical facts or information or current conditions, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking information or forward-looking statements can be identified by the use of forward-looking terminology such as "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or may contain statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "will continue", "will occur" or "will be achieved.” The forward-looking statements contained herein include statements related to the settlement of the Debentures, the anticipated closing of the Transaction and timing thereof, plans to file a material change report in respect of the Transaction in the coming days and the anticipated impact of the Transaction on the financial position of the Company. There can be no assurance that such forward-looking information and statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such forward-looking information and statements. This forward-looking information and statements reflect the Company’s current beliefs and are based on information currently available to the Company and on assumptions the Company believes are reasonable.

Forward-looking information is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking information. Such risks and other factors may include, but are not limited to: the ability to successfully consummate the Transaction; the timing of the Transaction; the available funds of the Company and the anticipated use of such funds; potential litigation against the Company or any of its directors and officers as a result of the Transaction; general business, economic, competitive, political and social uncertainties; general capital market conditions and market prices for securities; operating and development costs; competition; changes in legislation or regulations affecting the Company; favorable production levels and outputs; the stability of pricing of cannabis products; the level of demand for cannabis product; the availability of third-party service providers and other inputs for the Company’s operations; lack of qualified, skilled labor or loss of key individuals; and risks and delays resulting from the COVID-19 pandemic. A description of additional assumptions used to develop such forward-looking information and a description of additional risk factors that may cause actual results to differ materially from forward-looking information can be found in the Company’s disclosure documents, such as the Company’s annual information form filed on the SEDAR website at www.sedar.com and the Company's Form 10-K for the fiscal year ended December 31, 2021 filed on the SEC website at www.sec.com. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Readers are cautioned that the foregoing list of factors is not exhaustive. Readers are further cautioned not to place undue reliance on forward-looking information as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Forward-looking information contained in this news release is expressly qualified by this cautionary statement.

The forward-looking information contained in this news release represents the expectations of the Company as of the date of this news release and, accordingly, is subject to change after such date. However, the Company expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as expressly required by applicable securities law.

Neither the Canadian Securities Exchange nor its Regulation Service Provider has reviewed, or accepts responsibility for the adequacy or accuracy of, the content of this news release.